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                                                                    Exhibit 99.1


                                    CONSENT


     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Net 1 UEPS Technologies, Inc., a Florida corporation (the "Company"), in the Registration Statement of the Company on Form S-1 (including any amendments or supplements thereto) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.



                                      /s/ Florian P. Wendelstadt
                                      ----------------------------
                                          Florian P. Wendelstadt


Date:  July 18, 2005